                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant    [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             ENCORE WIRE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously paid:

        ------------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     3)  Filing Party:

        ------------------------------------------------------------------------
     4)  Date Filed:

        ------------------------------------------------------------------------

                             ENCORE WIRE CORPORATION
                               1410 MILLWOOD ROAD
                              MCKINNEY, TEXAS 75069


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD ON MAY 4, 1999


         NOTICE is hereby given that the annual meeting of stockholders of Encore Wire Corporation (the "Company") will be held on May 4, 1999, at 9:00 a.m., local time, at the Company's offices, 1411-A Millwood Rd., McKinney, Texas, for the following purposes:

               (1)    To elect a Board of Directors for the ensuing year;

               (2) To ratify the appointment of Ernst & Young LLP as auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1999; and

               (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on March 10, 1999, are entitled to notice of and to vote at the meeting or any adjournment thereof.

         A record of the Company's activities and consolidated financial statements for the year ended December 31, 1998, are contained in the enclosed 1998 Annual Report.


Dated:  March 26, 1999.

                                              By Order of the Board of Directors



                                                        SCOTT D. WEAVER
                                                           Secretary

                      ------------------------------------






         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

                             ENCORE WIRE CORPORATION
                               1410 MILLWOOD ROAD
                              MCKINNEY, TEXAS 75069

                                 PROXY STATEMENT

                       For Annual Meeting of Stockholders
                            To be Held on May 4, 1999


                                     GENERAL

         The accompanying proxy is solicited by the Board of Directors of Encore Wire Corporation (the "Company") for use at the annual meeting of stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The approximate date on which this proxy statement and the accompanying proxy are first being sent to stockholders is March 29, 1999.

         The cost of soliciting proxies will be borne by the Company. The Company has retained Corporate Investor Communications, Inc., a proxy solicitation firm located in Carlstadt, New Jersey, to solicit proxies from brokers, banks, nominees, institutional holders and individual holders for use at the meeting at a fee not to exceed $1,500, plus certain expenses. In addition, the Company may use certain of its officers and employees (who will receive no special compensation therefor) to solicit proxies in person or by telephone, facsimile, telegraph or similar means.

PROXIES

         Shares represented by a proxy in the accompanying form, duly signed, dated and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is given, such shares will be voted for the election of the nominees for directors named in the accompanying form of proxy and in favor of the other proposal set forth in the notice. Any stockholder returning a proxy may revoke it at any time before it has been exercised by giving written notice of such revocation to the Secretary of the Company, by filing with the Company a proxy bearing a subsequent date or by voting in person at the meeting.

VOTING PROCEDURES AND TABULATION

         The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.

         The inspectors will tabulate (i) the number of votes cast for or withheld as to the vote on each nominee for director and (ii) the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to the approval of the appointment of auditors. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, abstentions and broker non-votes will have no effect on the voting on the election of directors, provided a quorum is present, because directors are elected by a plurality of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote. An abstention with respect to the proposal to approve the appointment of auditors will effectively count as a vote against such proposal. A broker non-vote or other limited proxy as to the proposal to approve auditors will be counted towards a meeting quorum, but can not be voted on such proposal and therefore will not be considered a part of the voting power with respect to that proposal. This has the effect of reducing the number of shares required to be voted in favor of the proposal in order to approve it.

                                VOTING SECURITIES

         The only voting security of the Company outstanding is its Common Stock, par value $.01 per share. Only the holders of record of Common Stock at the close of business on March 10, 1999, the record date for the meeting, are entitled to notice of and to vote at the meeting. On the record date, there were 15,628,222 shares of Common Stock outstanding and entitled to be voted at the meeting. A majority of such shares, present in person or by proxy, is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote. Unless otherwise indicated, all share and per share data in this Proxy Statement have been adjusted to give effect to a three for two stock split of the Common Stock on August 18, 1997, and to a three for two stock split of the Common Stock on June 15, 1998.

                              ELECTION OF DIRECTORS

         The business and affairs of the Company are managed by the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. The Bylaws of the Company provide for nine directors. At the meeting, seven directors will be elected with two vacancies on the Board to remain after the meeting. Donald M. Spurgin, who has been a director since 1989, will not stand for re-election. The Board has not selected a nominee to replace Mr. Spurgin but will consider qualified candidates for later appointment to the Board. No stockholder approval or ratification is required for the Board to fill either of the two vacancies.

         Directors are elected by plurality vote, and cumulative voting is not permitted. All duly submitted and unrevoked proxies will be voted for the nominees for director selected by the Board of Directors, except where authorization so to vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees for the office of director named herein. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified.

         The nominees of the Board for directors of the Company are named below. Each of the nominees has consented to serve as a director if elected. The table below sets forth certain information with respect to the nominees. All the nominees are presently directors of the Company and, except for John H. Wilson, have served continuously as directors since the date of their first election to the Board. Mr. Wilson served as a director from April 1989 until May 1993 and was re-elected to the Board in May 1994.


VINCENT A. REGO, age 75,                Mr. Rego has been Chairman of the Board
director since 1989.                    of Directors of the Company since 1989.
                                        In October 1996, he assumed the duties
                                        of President and Chief Executive
                                        Officer. Mr. Rego served as President
                                        until May 1998 when Daniel L. Jones was
                                        elected President of the Company. Mr.
                                        Rego served as President, Chief
                                        Executive Officer and Chairman of the
                                        Board of Directors of Capital Wire and
                                        Cable Corporation, a manufacturer of
                                        electrical wire and cable products, from 1978 until the company was sold to The
                                        Penn Central Corporation in 1988. Prior
                                        thereto, Mr. Rego was associated with
                                        predecessors of Capital Wire in various
                                        executive capacities.

DONALD E. COURTNEY, age 68,             Since 1994, Mr. Courtney has served as
director since 1989                     President and Chairman of the Board of
                                        Directors of Investech, Ltd., which is a private importing firm. Mr. Courtney served as President and Chairman of the Board of Directors of S.O.I. Industries,
                                        Inc. from 1982 until 1994. During that
                                        period, he was also Chairman of the
                                        Board of Directors of two subsidiaries
                                        of S.O.I. Industries, Inc., Magnatech
                                        Corporation, which is engaged in
                                        videotape duplication, and Tempo
                                        Lighting, Inc., which manufactures
                                        residential lighting. Mr. Courtney
                                        retired and resigned from these
                                        positions in June 1994. Mr. Courtney was re-elected to the Board of Directors of Tempo Lighting and is also a director of F.O.M. Corporation, a manufacturer of floor cleaning equipment.


DANIEL L. JONES, age 35,                Mr. Jones was Vice President -- Sales
director since May 1994                 and Marketing of Encore from May 1992 to
                                        May 1997, and has served as Executive
                                        Vice President since May 1997. In
                                        October 1997, Mr. Jones was also named
                                        Chief Operating Officer, and, in May
                                        1998, he was named President. From 1988
                                        until joining the Company in 1989, he
                                        was employed as a sales representative
                                        by Lone Star Transportation Inc., a
                                        freight brokerage firm. From 1985 to
                                        1988, while pursuing his education, Mr.
                                        Jones
                                        attended college while working on a part time basis for Capital Wire and Cable
                                        Corporation.

JOHN P. PRINGLE, age 69,                Mr. Pringle has been President of
director since 1990                     Tekserco Inc., which owns and operates
                                        pay telephones, since 1990. Prior
                                        thereto, Mr. Pringle was employed in
                                        various capacities by Capital Wire and
                                        Cable Corporation, most recently as Vice
                                        President -- Engineering.

WILLIAM R. THOMAS, age 70,              Mr. Thomas has been President since 1980
director since 1989                     and Chairman of the Board since 1982 of
                                        Capital Southwest Corporation, a
                                        publicly owned venture capital
                                        investment firm. Mr. Thomas was a
                                        director of Capital Wire and Cable
                                        Corporation in 1987 and 1988. Mr. Thomas is also a director of Alamo Group, Inc., which provides mowing equipment for agricultural, commercial and governmental users, Palm Harbor Homes,
                                        Inc., a manufactured housing company,
                                        and Mail-Well, Inc, which is engaged in
                                        printing and stationary manufacturing.

JOHN H. WILSON, age 56,                 Mr. Wilson has been President of U.S.
director from 1989                      Equity Corporation, a venture capital
until May 1993 and since                firm, since 1983 and served as President
May 1994                                of Whitehall Corporation from May 1995
                                        to July 1998. Mr. Wilson, who was a
                                        director of Capital Wire and Cable
                                        Corporation from 1985 to 1988, is also a director of Capital Southwest
                                        Corporation, Norwood Promotional
                                        Products, Inc., which manufactures and
                                        supplies custom imprinted promotional
                                        materials, and Palm Harbor Homes, Inc.,
                                        a manufactured housing company.

JOSEPH M. BRITO, age 76,                Mr. Brito has been president of C. Brito
director since October 1997.            Construction Company, a utility
                                        contracting firm, and of Brito
                                        Enterprises, Inc. for more than ten
                                        years. Mr. Brito is also a general
                                        partner of Metacom Realty, a real estate development company, and an officer of 1776 Liquors, Ltd. of Bristol, a liquor retailer. Mr. Brito also has served on the regional advisory board of Fleet
                                        National Bank, as regional vice
                                        president of the National Utility
                                        Contractors Association and
                                        Administrative Vice President of the
                                        Rhode Island Contractors Association.


         There is no family relationship between any of the nominees or between any of the nominees and any executive officer of the Company. Mr. Thomas and Mr. Wilson were originally elected to the Board of Directors of the Company pursuant to the terms of a Purchase Agreement dated April 25, 1989 between the Company, Capital Southwest Venture Corporation and certain other persons. Certain provisions of that agreement, including the provisions pursuant to which Messrs. Thomas and Wilson were elected to the Board, were terminated in connection with the initial public offering of the Company's Common Stock in 1992.

             ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

BOARD MEETINGS AND COMMITTEES
         As permitted by the bylaws of the Company, the Board has designated from its members a compensation committee and an audit committee. The Company does not have a standing nominating committee of the Board or any other committee that performs a similar function. During 1998, the Board of Directors held three meetings. All directors attended 100% of such meetings held during the period in which such director served. The current committees of the Board, the composition and functions thereof and the number of meetings held in 1998 are set forth below.

                  Compensation Committee. In 1998, the members of the compensation committee were Donald E. Courtney, William R. Thomas and John H. Wilson. The committee met three times during 1998. The role of the compensation committee is to review the performance of officers, including those officers who are also members of the Board, and to set their compensation. The committee also supervises and administers the

         Company's Employee Stock Option Plan and all other compensation and benefit policies, practices and plans of the Company.

                  Audit Committee. In 1998, the members of the audit committee were Donald E. Courtney, William R. Thomas and John H. Wilson. During 1998, the audit committee met one time. The role of the committee is to review, with the Company's auditors, the scope of the audit procedures to be applied in the conduct of the annual audit as well as the results of the annual audit.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 10, 1999, the beneficial ownership of Common Stock of the Company (the only equity securities of the Company presently outstanding) by (i) each director and nominee for director of the Company, (ii) each person who was known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock and
(iii) all directors and executive officers of the Company as a group.

                                                                                      COMMON STOCK
                                                                                  BENEFICIALLY OWNED (1)
                                                                       -----------------------------------------
                                                                            NUMBER                 PERCENT OF
NAME                                                                       OF SHARES                  CLASS
----                                                                   ----------------         ----------------
Directors and Nominees for Director
Donald E. Courtney.................................................           124,305                   .8%
Daniel L. Jones....................................................            98,720   (2)             .6%
John P. Pringle....................................................            73,863                   .5%
Vincent A. Rego....................................................         1,463,232   (3)            9.2%
Donald M. Spurgin..................................................           701,012   (4)            4.4%
Joseph M. Brito....................................................            25,050   (5)             .2%
William R. Thomas..................................................              --     (6)           --
John H. Wilson.....................................................              --     (6)           --
All directors and executive
  officers as a group (10 persons).................................         5,392,334   (7)           33.2%
Beneficial Owners of 5% or More (excluding persons
  named above)
Capital Southwest Corporation .....................................         2,724,500   (8)           17.4%
Brookside Capital Partners Fund, L.P. .............................         1,380,250   (9)            8.8%


(1) Except as otherwise indicated, each stockholder named in the table has sole voting and investment power with respect to all shares indicated as being beneficially owned by such stockholder.

(2) Includes 69,638 shares of Common Stock subject to stock options that are exercisable within 60 days, 6,750 shares of Common Stock owned by Mr. Jones' spouse and 225 shares owned for the benefit of Mr. Jones' minor son. Mr. Jones disclaims beneficial ownership of the shares owned by his spouse.

(3) Includes 225,000 shares of Common Stock subject to stock options that are immediately exercisable and 1,236,985 shares of Common Stock held by Dorvin Partners, L.P., a family limited partnership. Darvin Partners consists of a trust as its general partner and eight separate family trusts for the benefit of Mr. Rego's two sons as its limited partners. Mr. Rego serves as trustee for the general partner trust and is a co-trustee of four of the limited partnership trusts. Mr. Rego has sole power to vote or to direct the vote and the sole power to dispose of or to direct the disposition of all 1,236,985 shares of common stock held by Dorvin Partners.

(4) Includes 225,000 shares of Common Stock subject to stock options that are immediately exercisable and 87,330 shares of Common Stock owned by Mr. Spurgin's spouse. Mr. Spurgin disclaims beneficial ownership of the shares owned by his spouse.

(5)    Includes 7,500 shares held by the Brito Family Limited Partnership.

(6) William R. Thomas and John H. Wilson, directors of the Company, are both directors of, and Mr. Thomas is President and Chairman of the Board of, Capital Southwest Corporation. As indicated in the table, Capital Southwest Corporation is a principal stockholder of the Company. Mr. Thomas and Mr. Wilson may be deemed to share voting and investment power with respect to the 2,724,500 shares of Common Stock beneficially owned by Capital Southwest Corporation. Mr. Thomas and Mr. Wilson each disclaim beneficial ownership of such shares.

(7) Includes an aggregate of 613,239 shares of Common Stock that directors and executive officers have the right to acquire within 60 days pursuant to the exercise of stock options and 2,724,500 shares beneficially owned by Capital Southwest Corporation.

(8) Includes 1,849,500 shares held by Capital Southwest Venture Corporation, a wholly-owned subsidiary of Capital Southwest Corporation, as to which Mr. Thomas and Mr. Wilson may be deemed to share voting and investment power as directors and, in the case of Mr. Thomas, as an officer, of Capital Southwest Corporation.

(9) Beneficial ownership of such shares was reported in a Schedule 13G dated December 24, 1998 filed with the SEC by Brookside Capital Partners Fund, L.P. ("Brookside Capital") with respect to its beneficial ownership of Common Stock. In its Schedule 13G, Brookside Capital reports that it beneficially owns all of the shares with sole voting and dispositive power.

       The respective addresses of the holders of five percent or more of the Common Stock of the Company are as follows: Capital Southwest Corporation, 12900 Preston Road, Dallas, Texas 75230; Brookside Capital Partners Fund, L.P., Two Copley Place, Boston, Massachusetts 02116; and Vincent A. Rego, 1410 Millwood Road, McKinney, Texas 75069.


                             EXECUTIVE COMPENSATION

       The Compensation Committee Report appearing below and the information presented herein under the caption "Executive Compensation -- Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or under the Securities Act of 1933.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

To the Stockholders of
Encore Wire Corporation:

       The Compensation Committee of the Board of Directors (the "Committee") administers the compensation program for executive officers and other management level employees of the Company and makes all related decisions. The Committee also administers the Company's Employee Stock Option Plan and makes all decisions regarding the granting of stock options to employees of the Company under such plan.

       The goals of the Company's compensation program are to attract, retain and motivate competent executive officers who have the experience and ability to contribute materially to the long-term success of the Company. The individual judgments made by the Committee are subjective and are based largely on the Committee's perception of each executive's contribution to both past performance and the long-term growth potential of the Company. The principal elements of compensation for executive officers are base salary, discretionary bonus payments and stock options.

       Base salaries for 1999 were reviewed by the Committee in December 1998 for each of the executive officers on an individual basis, taking into consideration contributions to the Company's performance, length of tenure with the Company, compensation levels of comparable positions and internal equities among positions. Among other things, the Committee considered each officer's contribution to the progress of the Company's business and to its foundation for future earnings growth, as well as such officer's role in achieving a higher level of customer satisfaction, increased market penetration and the efficient utilization of assets and employees in his area of responsibility.

       In addition to base salaries, discretionary cash bonuses may be paid to certain executive officers. In determining whether to grant bonuses and the amount of any such grants, the Committee considers both individual performance and the Company's overall performance, with particular emphasis on each executive's specific contributions to the Company's ability to achieve its long-term objectives. In 1998, the Committee approved cash bonuses to certain executive officers and key managers, including bonuses of $350,000 to Vincent A. Rego and $75,000 to Daniel L. Jones, which reflected reductions of 30% and 25%, respectively, from their 1997 bonuses.

       The 1999 compensation levels of Vincent A. Rego, Daniel L. Jones and other management level employees were determined subjectively by the Committee based on their responsibilities and the factors described in the preceding two paragraphs.

       From time to time, the Committee has granted stock options under the Company's Employee Stock Option Plan to executive officers and key employees to align their long-term interests with those of the stockholders. The plan, which was adopted in 1990, initially reserved 841,500 shares of Common Stock for issuance pursuant to non-qualified and/or incentive stock options granted under the plan. In February 1994, the plan was amended to increase the number of shares issuable under the plan to a total 1,516,500 shares. In January 1997, the plan was amended to increase the number of shares issuable under the plan to a total of 1,741,500 shares. Stock options are granted at exercise prices not less than the fair market value on the date of the grant and thus will have no value unless the value of the Company's Common Stock appreciates. The Committee believes that stock options provide a significant incentive for the option holders to enhance the value of the Company's Common Stock by continually improving the Company's performance. The Committee did not grant any options in 1998 to executive officers. However, the committee granted options to purchase 109,100 shares in 1998 to other employees. During the three years ended December 31, 1998, options to purchase 430,925 shares were granted and options to purchase 41,381 shares were available under the plan for grant at December 31, 1998.


                                               COMPENSATION COMMITTEE

                                               William R. Thomas, Chairman
                                               Donald E. Courtney
                                               John H. Wilson

SUMMARY COMPENSATION

       The following table sets forth summary information regarding the compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the four other highest paid executive officers in 1998 for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM
                                                                                              COMPENSATION
                                                        ANNUAL COMPENSATION                      AWARDS
                                            --------------------------------------------------------------------
                                                                               OTHER       SECURITIES UNDERLYING
          NAME AND                                                             ANNUAL           OPTIONS/
     PRINCIPAL POSITION          YEAR       SALARY           BONUS         COMPENSATION          SARS(#)
     ------------------          ----       ------           -----         ------------    ---------------------

Vincent A. Rego                  1998      $ 250,000        $350,000          $13,057              --
  Chairman and Chief             1997        250,000         500,000           14,310              --
  Executive Officer              1996        150,000         250,000           16,556              --

Daniel L. Jones                  1998      $ 156,250        $ 75,000          $21,116              --
  President and Chief            1997         99,000         100,000           18,711            18,000
  Operating Officer              1996         91,750          60,000           17,344              --

David K. Smith                   1998      $ 105,000        $ 45,000          $ 1,688              --
  Vice President -               1997         99,000          80,000            1,522             6,750
  Operations                     1996         99,667          60,000            1,432              --

Scott D. Weaver                  1998      $ 105,000        $ 50,000          $ 6,088              --
  Vice President -               1997         99,000          80,000            5,392            24,750
  Finance,                       1996         94,061          60,000            4,254              --
  Treasurer and Secretary

Jon Heiges                       1998      $ 115,000        $ 30,000          $19,908              --
 National Sales                  1997         90,000          60,000           16,591              --
 Manager                         1996         48,750          24,667            5,362            56,250



DEFINED BENEFIT PLANS AND OTHER ARRANGEMENTS

         The Company has no defined benefit plans and has not entered into any agreements or arrangements with respect to any of its executive officers, other than Mr. Spurgin's employment agreement as discussed below.

OPTION GRANTS

       No options were granted to any of the named executive officers in 1998.

       The following table summarizes the number and value of options exercised during 1998, as well as the number and value of unexercised options, as of December 31, 1998, held by each of the named officers.


     AGGREGATED OPTION EXERCISES IN 1998 AND DECEMBER 31, 1998 OPTION VALUE

                                                                                                         Value of
                                                                                Number of              Unexercised
                                                                               Unexercised             In-the-Money
                                                                               Options at               Options at
                                                                               FY-End (#)             FY-End ($) (1)
                             Shares Acquired                                  Exercisable/             Exercisable/
Name                         on Exercise (#)        Value Realized ($)        Unexercisable           Unexercisable
----------------------      -----------------      -------------------       ---------------         --------------
Vincent A. Rego                       -                     -                 225,000 shares/            $768,750/
                                                                                    0 shares                    0
Daniel L. Jones                       -                     -                  69,638 shares/            $461,311/
                                                                               10,800 shares                9,936

David K. Smith                        -                     -                  61,201 shares/            $422,014/
                                                                                4,050 shares                3,726
Scott D. Weaver                  30,150               513,846                   9,000 shares/            $ 16,826/
                                                                               14,850 shares               13,662

Jon Heiges                            -                     -                  11,250 shares/            $ 57,150/
                                                                               33,750 shares              171,450



(1) The high sales price per share on December 31, 1998 was $9 1/4as reported by the NASDAQ National Market System.


COMPENSATION OF DIRECTORS

         Directors do not receive fees for attending meetings of the Board of Directors. The Company does, however, reimburse directors for reasonable travel, lodging and related expenses incurred in attending Board and committee meetings. In 1998, John P. Pringle rendered consulting services to the Company for which he received payment of $50,000 made to Tekserco, Inc., a corporation owned entirely by Mr. Pringle, and Donald E. Courtney rendered consulting services to the Company for which he received payment of $25,000 made to Tempo Lighting, Inc., a Company wholly owned by Mr. Courtney.

EMPLOYMENT AGREEMENT

         The Company employs Donald M. Spurgin under an Employment Agreement as an Executive of the Company for the period October 1, 1996 through September 6, 2002. The employment agreement provides for an annual salary of $99,000 per year, which the Board of Directors may increase from time to time. Under the Employment Agreement, Mr. Spurgin is entitled to such bonuses or other discretionary compensation payments as the President may award him from time to time, and is also entitled to participate in any employee benefit plans, programs and arrangements provided by the Company from time to time to its employees.

PERFORMANCE GRAPH

         The following graph sets forth the cumulative total stockholder return, which assumes reinvestment of dividends, of a $100 investment in the Company's Common Stock, the Peer Group1 and CRSP Total Return Index for The Nasdaq Stock Market (U.S. companies).

         The Company believes that the Peer Group accurately reflects the Company's peers in the building wire and cable industry. Although the companies included in the Peer Group were selected because of similar industry characteristics, they are not entirely representative of the Company's business.


                [COMPARISON OF QUARTERLY CUMULATIVE TOTAL RETURN
            AMONG THE COMPANY, PEER GROUP AND CRSP TOTAL RETURN INDEX
                    FOR THE NASDAQ STOCK MARKET (U.S.) GRAPH]



Symbol        CRSP Total Returns Index for:              12/31/93     12/31/94     12/31/95      12/12/96    12/12/97     12/31/98
------        ----------------------------               --------     --------     --------      --------    --------     --------
------- *     Encore Wire Corporation                   100.0           155.6         86.7        153.3        409.2         185.0

-- - -- [ ]   Nasdaq Stock Market (US                   100.0            97.8        138.3        170.0        208.3         293.5
              Companies)

- - - - o     Self-Determined Peer Group(1)             100.0           128.7        183.6        243.2        322.8         308.1



--------

(1) Consists of the following companies, with each company being added to the index on its first date of public trading, as indicated: AFC Cable Systems Inc. (12/16/93), Cable Design Technologies Corporation (11/24/93), General Cable Corporation (5/16/97), Belden Inc. (9/30/93), Essex International Inc. (4/18/97) and Superior Telecom Inc (10/11/96).

                                    AUDITORS

     Based on the recommendation of the Audit Committee of the Board of Directors of the Company, Ernst & Young LLP, which has served as the Company's independent public accountants since the Company's inception, has been appointed by the Board of Directors to audit the financial statements of the Company for the year ending December 31, 1999, subject to the ratification of such appointment by the stockholders of the Company. Although it is not required to do so, the Board of Directors is submitting the selection of auditors for ratification in order to obtain the stockholders' approval of this appointment. If the selection is not ratified, the Board of Directors will reconsider the appointment. Representatives of Ernst & Young LLP are expected to be present at the meeting to respond to appropriate questions from the stockholders and will be given the opportunity to make a statement should they desire to do so.


                     STOCKHOLDER PROPOSALS AND OTHER MATTERS

     It is contemplated that the 2000 Annual Meeting of Stockholders of the Company will take place during the first week of May 2000. Stockholder proposals for inclusion in the Company's proxy materials for the 2000 Annual Meeting of Stockholders must be received by the Company at its offices in McKinney, Texas, addressed to the Secretary of the Company, not less than 120 days in advance of the date (month and day only) this Proxy Statement is first distributed to stockholders; provided, that if the 2000 Annual Meeting of Stockholders is changed by more than 30 days from the presently contemplated date, proposals must be so received a reasonable time in advance of the meeting.

     The Board of Directors does not intend to present any other matters at the meeting and knows of no other matters that will be presented; however, if any other matter properly comes before the meeting, the persons named in the enclosed proxy intend to vote thereon according to their best judgment.


                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1998, all of its directors, officers and more than 10 percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                                  ANNUAL REPORT

     The Company has provided without charge to each person whose proxy is solicited hereby a copy of the 1998 Annual Report of the Company, which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (including the consolidated financial statements) filed with the SEC. Additional copies of the Annual Report may be obtained without charge upon written request to the Company, Encore Wire Corporation, 1410 Millwood Road, McKinney, Texas, 75069, Attention:
Corporate Secretary.

                               By Order of the Board of Directors




                               Scott D. Weaver,
                               Vice President - Finance, Treasurer and Secretary

                                     PROXY
                            ENCORE WIRE CORPORATION
                                 ANNUAL MEETING
                                  MAY 4, 1999

    The undersigned hereby appoints VINCENT A. REGO and DANIEL L. JONES, and each of them, as the undersigned's attorneys and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as directed below, all the shares of common stock of ENCORE WIRE CORPORATION (the "Company") held of record by the undersigned on March 10, 1999, at the annual meeting of stockholders to be held on May 4, 1999 or any adjournment thereof.

PLEASE MARK BOXES [ ] IN BLUE OR BLACK INK.

1. ELECTION OF DIRECTORS:

[ ] FOR all nominees listed below (except as              [ ] WITHHOLD AUTHORITY to vote for all nominees
    marked to the contrary below)                             listed below

   INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
                A LINE THROUGH THE NOMINEE'S NAME BELOW.

Joseph M. Brito             Daniel L. Jones             Vincent A. Rego             John H. Wilson
Donald E. Courtney          John P. Pringle             William R. Thomas

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999:

                   [ ] FOR        [ ] AGAINST      [ ] ABSTAIN

3. The above-named attorney and proxy (or his substitute) is authorized to vote in his discretion upon such other business as may properly come before the meeting or any adjournment thereof.

                 THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS

                                     (over)

                          (Continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR MANAGEMENT'S NOMINEES FOR ELECTION AS DIRECTORS AND FOR EACH OF THE OTHER PROPOSALS SET FORTH ABOVE.

                                             DATED:                     , 1999
                                                   ---------------------


                                             -----------------------------------
                                                          SIGNATURE

                                             -----------------------------------
                                                  SIGNATURE IF HELD JOINTLY

                                             PLEASE SIGN EXACTLY AS NAME APPEARS
                                             HEREON. When shares are held by
                                             joint tenants, both should sign.
                                             When signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such. If
                                             a corporation, please sign in full
                                             corporate name by President or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE